Exhibit 10.56(b)

1000 Mylan Boulevard Canonsburg, PA 15317 USA Phone 724.514.1800 Fax 724.514.1870 Web mylan.com

One-Time Special Five-Year
Performance-Based Realizable Value Incentive Program

Dear [●]:

On April 17, 2014, Mylan Inc. (the “Company”) granted you a special award of performance-based restricted stock units (the “One-Time Performance-Based Award”) under the Company’s 2003 Long Term Incentive Plan (the “Plan”). The One-Time Performance-Based Award provides for the possibility of accelerated vesting upon a Change in Control of the Company (as such term is defined in the Plan). By executing this letter agreement, for good and valuable consideration (including your continued employment and continued participation in the Company’s incentive plans and programs), you acknowledge and agree that the transactions consummated pursuant to the Business Transfer Agreement and Plan of Merger, dated as of July 13, 2014, by and among Abbott Laboratories, an Illinois corporation, the Company and the other parties thereto, as such agreement may be amended from time to time, shall not constitute a Change in Control for any purpose of the One-Time Performance-Based Award. All other provisions of the One-Time Performance-Based Award, as modified by the foregoing, shall remain in full force and effect notwithstanding this letter agreement.

MYLAN INC.,
by

Name:
Title:

Acknowledged and agreed:

_____________________________
Name: